Exhibit 1.1
4,500,000 Shares
DIAMOND FOODS, INC.
Common Stock
UNDERWRITING AGREEMENT
March 4, 2010
Barclays Capital Inc.
Merrill Lynch, Pierce, Fenner & Smith
               Incorporated
BMO Capital Markets Corp.
As Representatives of the several
   Underwriters named in Schedule I attached hereto,
c/o Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019
Ladies and Gentlemen:
     Diamond Foods, Inc., a Delaware corporation (the “Company”), proposes to sell 4,500,000 shares (the “Firm Stock”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”). In addition, the Company proposes to grant to the underwriters (the “Underwriters”) named in Schedule I attached to this agreement (this “Agreement”) an option to purchase up to 675,000 additional shares of the Common Stock on the terms set forth in Section 3 (the “Option Stock”). The Firm Stock and the Option Stock, if purchased, are hereinafter collectively called the “Stock”. This Agreement is to confirm the agreement concerning the purchase of the Stock from the Company by the Underwriters.
     The Firm Stock is being sold in connection with the Company’s acquisition (the “Acquisition”) of all of the equity interests of Lion/Stove Luxembourg Investment 2 S.à.R.L. (the “Target”), a company incorporated under the laws of the Grand Duchy of Luxembourg, from Lion/Stove Luxembourg Investments S.à.R.L. (the “Seller”), pursuant to a share purchase agreement to be entered into between the Company and the Seller (the “Acquisition Agreement”). In addition, concurrently with the sale of Stock, the Company will also enter into a new $400.0 million senior secured first lien tranche A term loan facility (the “Term Facility”) and a $200.0 million senior secured first lien revolving credit facility (the “Revolving Facility”) with a syndicate of financial institutions (the Term Facility together with the Revolving Facility, the “Senior Facilities” and, together with any other documents, agreements or instruments delivered in connection therewith, the “Senior Facilities Documentation”) to finance a portion of the purchase price of the Acquisition and repay and retire all of the Company’s existing senior credit facility, dated September 15, 2008 (the “Refinancing”). The Refinancing and the Acquisition are collectively referred to in this Agreement as the “Transactions”.

          1. Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees as follows:
     (a) A registration statement on Form S-3 (File No. 333-162221) relating to the Stock has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) been filed with the Commission under the Securities Act; and (iii) was declared effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by the Company to you as the representatives (the “Representatives”) of the Underwriters. As used in this Agreement:
     (i) “Applicable Time” means 5:30 p.m. (New York City time) March 4, 2010;
     (ii) “Effective Date” means any date as of which any part of such registration statement relating to the Stock became, or is deemed to have become, effective under the Securities Act in accordance with the rules and regulations thereunder;
     (iii) “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 under the Securities Act) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Stock;
     (iv) “Preliminary Prospectus” means any preliminary prospectus relating to the Stock included in such registration statement or filed with the Commission pursuant to Rule 424(b) under the Securities Act, including any preliminary prospectus supplement thereto relating to the Stock;
     (v) “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with the information included in Schedule IV hereto and each Issuer Free Writing Prospectus filed or used by the Company on or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 under the Securities Act;
     (vi) “Prospectus” means the final prospectus relating to the Stock, including any prospectus supplement thereto relating to the Stock, as filed with the Commission pursuant to Rule 424(b) under the Securities Act; and
     (vii) “Registration Statement” means, collectively, the various parts of such registration statement, each as amended as of the Effective Date, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement and including the information deemed by virtue of Rule 430B under the Securities Act to be part of such registration statement as of the Effective Date.

Any reference to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be. Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) under the Securities Act prior to or on the date hereof. Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and before the date of such amendment or supplement and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any document filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date and before the date of such amendment that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or threatened by the Commission. The Commission has not notified the Company of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto.
     (b) The Company was not at the time of initial filing of the Registration Statement and at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules and Regulations) of the Stock, is not on the date hereof and will not be on the applicable Delivery Date an “ineligible issuer” (as defined in Rule 405). The Company has been since the time of initial filing of the Registration Statement and continues to be eligible to use Form S-3 for the offering of the Stock.
     (c) The Registration Statement conformed and will conform in all material respects on the Effective Date and on the applicable Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the rules and regulations thereunder. The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) under the Securities Act and on the applicable Delivery Date to the requirements of the Securities Act and the rules and regulations thereunder. The documents incorporated by reference in any Preliminary Prospectus or the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder.
     (d) The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the

Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 9(e).
     (e) The Prospectus will not, as of its date or as of the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 9(e).
     (f) The documents incorporated by reference in any Preliminary Prospectus or the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (g) The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 9(e).
     (h) The Pricing Disclosure Package, when taken together with each Issuer Free Writing Prospectus listed in Schedule III hereto, did not as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package (or any Issuer Free Writing Prospectus listed in Schedule III hereto) in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 9(e).
     (i) Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the rules and regulations thereunder on the date of first use, and the Company has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act and the rules and regulations thereunder. The Company has not made any offer relating to the Stock that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives, except as set forth on

Schedule III hereto. The Company has retained in accordance with the Securities Act and the rules and regulations thereunder all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act and the rules and regulations thereunder.
     (j) The Company and each of its subsidiaries have been duly organized, is validly existing and in good standing as a corporation or other business entity under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing could not, in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, stockholders’ equity, properties, business or prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”). The Company and each of its subsidiaries have all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than Diamond Nut Company of California, Inc., Diamond of Europe GmbH and DFKA Limited.
     (k) The Company has an authorized capitalization as set forth in each of the most recent Preliminary Prospectus and the Prospectus, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, conform to the description thereof contained in the most recent Preliminary Prospectus and were issued in compliance with federal and state securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right. All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued, conform to the description thereof contained in the most recent Preliminary Prospectus and were issued in compliance with federal and state securities laws. All of the issued shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (l) The shares of the Stock to be issued and sold by the Company to the Underwriters hereunder have been duly authorized and, upon payment and delivery in accordance with this Agreement, will be validly issued, fully paid and non-assessable, will conform to the description thereof contained in the most recent Preliminary Prospectus, will be issued in compliance with federal and state securities laws and will be free of statutory and contractual preemptive rights, rights of first refusal and similar rights.
     (m) The Company has all requisite corporate power and authority to consummate the Transactions and to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company.
     (n) The issue and sale of the Stock, the execution, delivery and performance of this Agreement by the Company, the consummation of the Transactions and the transactions contemplated hereby and the application of the proceeds from the sale of the Stock as described under “Use of Proceeds” in the most recent Preliminary Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company and its subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of the Company or any of its subsidiaries; or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency, including, without limitation, the United States Food and Drug Administration (the “FDA”), or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except with respect to clauses (i) and (iii), conflicts or violations that would not reasonably be expected to have a Material Adverse Effect.
     (o) Except as disclosed in the most recent Preliminary Prospectus, no consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets is required for the issue and sale of the Stock, the execution, delivery and performance of this Agreement by the Company, the consummation of the transactions contemplated hereby, the application of the proceeds from the sale of the Stock as described under “Use of Proceeds” in the most recent Preliminary Prospectus, except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under the Exchange Act and applicable state or foreign securities laws in connection with the purchase and sale of the Stock by the Underwriters.
     (p) The historical financial statements (including the related notes and supporting schedules) included or incorporated by reference in the most recent Preliminary Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved.
     (q) The pro forma financial statements included or incorporated by reference in the most recent Preliminary Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included or incorporated by reference in the most recent Preliminary Prospectus. The pro forma financial statements included or incorporated by reference in the most recent Preliminary Prospectus comply as to form in all material respects with the applicable requirements of Regulation S-X under the Act.
     (r) Deloitte & Touche LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries, whose report appears in the most recent Preliminary Prospectus or is incorporated by reference therein and who have delivered the initial letter referred to in Section 8(f) hereof, are independent public accountants as required by the Securities Act and the rules and regulations thereunder.
     (s) The Company and each of its subsidiaries maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed by, or under the supervision of, the Company’s principal executive and principal financial officers, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States. The Company and each of its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (iii) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for the Company’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. As of the date of the most recent balance sheet of the Company and its consolidated subsidiaries reviewed or audited by Deloitte & Touche LLP and the audit committee of the board of directors of the Company, there were no material weaknesses in the Company’s internal controls.
     (t) (i) The Company and each of its subsidiaries maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company and its subsidiaries in the reports they file or submit under the Exchange Act is accumulated and communicated to management of the Company and its subsidiaries, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made, and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.
     (u) Since the date of the most recent balance sheet of the Company and its consolidated subsidiaries reviewed or audited by Deloitte & Touche LLP and the audit committee of the board of directors of the Company (i) the Company has not been advised of or become aware of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company or any of its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls, and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its subsidiaries; and (ii) there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.
     (v) The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies” set forth or incorporated by reference in the most recent Preliminary Prospectus accurately and fully describes (i) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (ii) the judgments and uncertainties affecting the application of Critical Accounting Policies; and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.
     (w) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.
     (x) Except as described in the most recent Preliminary Prospectus, since the date of the latest audited financial statements included or incorporated by reference in the most recent Preliminary Prospectus, neither the Company nor any of its subsidiaries has (i) sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (ii) issued or granted any securities, (iii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iv) entered into any material transaction not in the ordinary course of business, or (v) declared or paid any dividend on its capital stock, and since such date, there has not been any change in the capital stock, partnership or limited liability interests, as applicable, or long-term debt of the Company or any of its subsidiaries or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company and its subsidiaries taken as a whole, in each case except as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (y) The Company and each of its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except such liens, encumbrances and defects as are described in the most recent Preliminary Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries. All assets held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such assets by the Company and its subsidiaries.
     (z) The Company and each of its subsidiaries have such permits, licenses, patents, franchises, registrations, applications, exemptions, approvals, certificates of need and other approvals or authorizations of governmental or regulatory authorities, including, without limitation, the FDA (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the most recent Preliminary Prospectus, except for any of the foregoing that could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and each of its subsidiaries has fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that could not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such Permits or has any reason to believe that any such Permits will not be renewed in the ordinary course.
     (aa) The Company and each of its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others.
     (bb) Except as described in the most recent Preliminary Prospectus, there are no legal or governmental proceedings, investigations or actions pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject that could, in the aggregate, reasonably be expected to have a Material Adverse Effect or could, in the aggregate, reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of the transactions contemplated hereby; and to the Company’s knowledge, no such proceedings, investigations or actions are threatened or contemplated by governmental authorities, including, without limitation, the FDA, or others.
     (cc) There are no contracts or other documents required to be described in the Registration Statement or the most recent Preliminary Prospectus or filed as exhibits to the Registration Statement, that are not described and filed as required. The statements made in the most recent Preliminary Prospectus, insofar as they purport to constitute summaries of the terms of the contracts and other documents described and filed, constitute accurate summaries of the terms of such contracts and documents in all material respects. Neither the Company nor any of its subsidiaries has knowledge that any other party to any such contract or other document has any intention not to render full performance as contemplated by the terms thereof.
     (dd) The statements made in the most recent Preliminary Prospectus under the captions “Risk Factors—Bioterrorism legislation could disrupt our supply of imported nuts” and “—Government regulation could increase our costs of production and our costs of legal and regulatory compliance” insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.
     (ee) The Company and each of its subsidiaries carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries. All policies of insurance of the Company and its subsidiaries are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies in all material respects; and neither the Company nor any of its subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance; there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not reasonably be expected to have a Material Adverse Effect.
     (ff) No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, that is required to be described in the most recent Preliminary Prospectus which is not so described.
     (gg) Except as described in the Preliminary Prospectus, no labor disturbance by or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that could reasonably be expected to have a Material Adverse Effect.
     (hh) Neither the Company nor any of its subsidiaries (i) is in violation of its charter or by-laws (or similar organizational documents), (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition, or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any statute or any permit, order, rule or regulation of any court or governmental agency, including, without limitation, the FDA, or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (ii) Except as described in the most recent Preliminary Prospectus, (i) there are no proceedings that are pending, or known to be contemplated, against the Company or any of its subsidiaries under any laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, foreign, national, state, provincial, regional, or local authority, relating to pollution, the protection of human health or safety, the environment, or natural resources, or to use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (ii) the Company and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, including pending or proposed Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries, and (iii) none of the Company and its subsidiaries anticipates material capital expenditures relating to Environmental Laws.
     (jj) The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes due, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries, nor does the Company have any knowledge of any tax deficiencies that have been, or could reasonably be expected to be asserted against the Company, that could, in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (kk) (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in compliance in all material respects with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) with respect to each Plan subject to Title IV of ERISA (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (B) no failure to satisfy the “minimum funding standard” (within the meaning of Section 302 of

ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (C) the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) does not exceed the fair market value of the assets under each Plan by more than $4,000,000, and (D) neither the Company or any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA); and (iv) each Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable IRS determination letter or opinion letter with respect to such Plan, and to the knowledge of the Company, nothing has occurred, whether by action or by failure to act, which would cause any Plan to be disqualified.
     (ll) The statistical and market-related data included in the most recent Preliminary Prospectus and the consolidated financial statements of the Company and its subsidiaries included or incorporated by reference in the most recent Preliminary Prospectus are based on or derived from sources that the Company believes to be reliable in all material respects.
     (mm) Neither the Company nor any of its subsidiaries is, and as of the applicable Delivery Date and, after giving effect to the offer and sale of the Stock and the application of the proceeds therefrom as described under “Use of Proceeds” in the most recent Preliminary Prospectus, none of them will be, (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder, or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).
     (nn) The statements set forth in the most recent Preliminary Prospectus under the captions “Description of Securities to be Registered—Common Stock” and “Underwriting,” insofar as they purport to summarize the provisions of the laws and documents referred to therein, are accurate summaries in all material respects.
     (oo) Except as described in the most recent Preliminary Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.
     (pp) Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Stock.

     (qq) The Company has not sold or issued any securities that would be integrated with the offering of the Stock contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission.
     (rr) The Company and its affiliates have not taken, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the shares of the Stock.
     (ss) The Stock has been approved for inclusion, subject to official notice of issuance, on the NASDAQ Stock Market.
     (tt) The Company has not distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Stock, will not distribute any offering material in connection with the offering and sale of the Stock other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with Section 1(i) or 6(a)(vi) and any Issuer Free Writing Prospectus set forth on Schedule III hereto.
     (uu) Neither the Company nor any subsidiary is in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which could reasonably be expected to have a Material Adverse Affect.
     (vv) Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.
     (ww) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

     (xx) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
          Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Stock shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.
          2. Representations and Warranties of the Company with Respect to the Target. With respect to the Target, the Company represents, warrants and agrees (it being understood that such representations and warranties are made to the knowledge of the Company, after due inquiry) as follows:
     (a) The description of the Target contained in the most recent Preliminary Prospectus is accurate in all material respects.
     (b) There has been no material loss or interference with the Target from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree.
     (c) The execution, delivery and performance of this Agreement and the consummation of the Transactions contemplated herein and in the most recent Preliminary Prospectus will not result in any violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, including, without limitation, the FDA, having jurisdiction over the Target or any of its assets, properties or operations.
     (d) There is no action, suit, proceeding, inquiry or investigation before or brought by any court, or governmental agency, including, without limitation, the FDA, or body, domestic or foreign, now pending, or, threatened, against or affecting the Target, or of which any property or assets of the Target is the subject, which is required to be disclosed in the most recent Preliminary Prospectus (other than as disclosed therein), except where such action, suit, proceeding, inquiry or investigation, in the aggregate, could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, stockholders’ equity, properties, business or prospects of the Target and its subsidiaries taken as a whole (a “Target Material Adverse Effect”), or which would reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated hereby or the performance by the Company of its obligations hereunder.

     (e) As of the time of the closing of the Acquisition, the Target will have good and marketable title to all real property owned by the Target and good title to all other properties owned by it, in each case, free and clear of all mortgages, pledges, liens, security interest, claims, restrictions or encumbrances of any kind except such as (a) are described in the most recent Preliminary Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Target. All of the leases and subleases material to the Target, and under which the Target holds properties described in the most recent Preliminary Prospectus, are in full force and effect, and the Company has not received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Target under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Target to the continued possession of the leased or subleased premises under any such lease or sublease.
     (f) The Target is in compliance with the requirements of all laws, regulations and orders applicable to the Target, including, without limitation, Environmental Laws and rules and regulations promulgated by the FDA, and has filed all notices, reports, documents or other information required to be filed thereunder, except where the failure to comply with such requirement or make such filing would not reasonably be expected to have a Target Material Adverse Effect.
     (g) There is no material tax lien, whether imposed by any federal, state, or other taxing authority, outstanding against the assets, properties or business of Target.
          3. Purchase of the Stock by the Underwriters. On the basis of the representations, warranties and covenants contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell 4,500,000 shares of the Firm Stock to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase the number of shares of the Firm Stock set forth opposite that Underwriter’s name in Schedule I hereto. The respective purchase obligations of the Underwriters with respect to the Firm Stock shall be rounded among the Underwriters to avoid fractional shares, as the Representatives may determine.
          In addition, the Company grants to the Underwriters an option to purchase up to 675,000 additional shares of Option Stock. Such option is exercisable in the event that the Underwriters sell more shares of Common Stock than the number of Firm Stock in the offering and as set forth in Section 5 hereof. Any such election to purchase Option Stock shall be made in proportion to the maximum number of shares of Option Stock to be sold by the Company. Each Underwriter agrees, severally and not jointly, to purchase the number of shares of Option Stock (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of shares of Option Stock to be sold on such Delivery Date as the number of shares of Firm Stock set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of shares of Firm Stock.
          The purchase price payable by the Underwriters for both the Firm Stock and any Option Stock is $35.0575 per share.

          The Company is not obligated to deliver any of the Firm Stock or Option Stock to be delivered on the applicable Delivery Date, except upon payment for all such Stock to be purchased on such Delivery Date as provided herein.
          4. Offering of Stock by the Underwriters. Upon authorization by the Representatives of the release of the Firm Stock, the several Underwriters propose to offer the Firm Stock for sale upon the terms and conditions to be set forth in the Prospectus.
          5. Delivery of and Payment for the Stock. Delivery of and payment for the Firm Stock shall be made at 10:00 A.M., New York City time, on the fourth full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representatives and the Company. This date and time are sometimes referred to as the “Initial Delivery Date”. Delivery of the Firm Stock shall be made to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives and of the respective aggregate purchase prices of the Firm Stock being sold by the Company to or upon the order of the Company of the purchase price by wire transfer in immediately available funds to the accounts specified by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Company shall deliver the Firm Stock through the facilities of DTC unless the Representative shall otherwise instruct.
          The option granted in Section 3 will expire 30 days after the date of this Agreement and may be exercised in whole or from time to time in part by written notice being given to the Company by the Representatives; provided that if such date falls on a day that is not a business day, the option granted in Section 3 will expire on the next succeeding business day. Such notice shall set forth the aggregate number of shares of Option Stock as to which the option is being exercised, the names in which the shares of Option Stock are to be registered, the denominations in which the shares of Option Stock are to be issued and the date and time, as determined by the Representatives, when the shares of Option Stock are to be delivered; provided, however, that this date and time shall not be earlier than the Initial Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Each date and time the shares of Option Stock are delivered is sometimes referred to as an “Option Stock Delivery Date”, and the Initial Delivery Date and any Option Stock Delivery Date are sometimes each referred to as a “Delivery Date”.
          Delivery of the Option Stock by the Company and payment for the Option Stock by the several Underwriters through the Representatives shall be made at 10:00 A.M., New York City time, on the date specified in the corresponding notice described in the preceding paragraph or at such other date or place as shall be determined by agreement between the Representatives and the Company. On the Option Stock Delivery Date, the Company shall deliver or cause to be delivered the Option Stock to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives and of the respective aggregate purchase prices of the Option Stock being sold by the Company to or upon the order of the Company of the purchase price by wire transfer in immediately available funds to the accounts specified by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each

Underwriter hereunder. The Company shall deliver the Option Stock through the facilities of DTC unless the Representatives shall otherwise instruct.
          6. Further Agreements of the Company and the Underwriters. (a) The Company agrees:
     (i) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Delivery Date except as provided herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Representatives with copies thereof; to file promptly all reports and any definitive proxy, or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Stock; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose, or any notice form the Commission objecting to the use of the form of Registration Statement or any post-effective supplement thereto or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.
     (ii) To pay the applicable Commission filing fees relating to the Stock within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act.
     (iii) To furnish promptly to each of the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.
     (iv) To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, (C) each Issuer Free Writing Prospectus and (D) any document incorporated by reference in any Preliminary Prospectus or the Prospectus;

and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Stock or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance;
     (v) To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission.
     (vi) Prior to filing with the Commission any amendment or supplement to the Registration Statement or the Prospectus, any document incorporated by reference in the Prospectus or any amendment to any document incorporated by reference in the Prospectus, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing.
     (vii) Not to make any offer relating to the Stock that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives.
     (viii) To comply with all applicable requirements of Rule 433 under the Securities Act with respect to any Issuer Free Writing Prospectus. If at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.
     (ix) As soon as practicable after the Effective Date (it being understood that the Company shall have until at least 405 days or, if the fourth quarter following the fiscal quarter that includes the Effective Date is the last fiscal quarter of the Company’s fiscal year, 440 days after the end of the Company’s current fiscal quarter), to make generally available to the Company’s security holders and to deliver to the

Representatives an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158).
     (x) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Stock for offering and sale under the securities or Blue Sky laws of Canada and such other jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock; provided that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject;
     (xi) For a period commencing on the date hereof and ending on the 90th day after the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, (A) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock (other than the Stock and shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights not issued under one of those plans), or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the grant of options pursuant to option plans existing on the date hereof), (B) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (C) file or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or securities convertible, exercisable or exchangeable into Common Stock or any other securities of the Company (other than any registration statement on Form S-8) or (D) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of Barclays Capital Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, on behalf of the Underwriters, and to cause each officer, director and stockholder of the Company set forth on Schedule II hereto to furnish to the Representatives, prior to the Initial Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”); provided, however, that the Lock-Up Letter Agreement shall not apply to (i) any bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth in the Lock-Up Agreement, (ii) any transfer to any trust for the direct or indirect benefit of the transferor or the immediate family of the transferor or to any corporation, limited or general partnership, or limited liability company, the equity interests of which are owned entirely by the transferor or the immediate family of the transferor, provided that the trustee of the trust, or such corporation, limited or general partnership or limited liability company, agrees in writing that such trust, corporation, limited or general partnership or limited liability company is bound by the restrictions set forth in the Lock-Up Agreement, and provided further that any such transfer shall not involve a disposition for value (for purposes of the Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin), (iii) any transfer that results or occurs pursuant to the terms set forth in any applicable Stock Withholding Agreement or (iv) any transfer that occurs by operation of law; notwithstanding the foregoing, if (x) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (y) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed in this paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless Barclays Capital Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, on behalf of the Underwriters, waive such extension in writing;
     (xii) To apply the net proceeds from the sale of the Stock being sold by the Company substantially in accordance with the description as set forth in the Prospectus under the caption “Use of Proceeds.”
     (xiii) The Company and its affiliates will not take, directly or indirectly, any action designed to or that has constituted or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Stock.
     (xiv) The Company will do and perform all things required or necessary to be done and performed under this Agreement by it prior to each Delivery Date, and to satisfy all conditions precedent to the Underwriters’ obligations hereunder to purchase the Stock.
          (b) Each Underwriter severally agrees that such Underwriter shall not include any “issuer information” (as defined in Rule 433 under the Securities Act) in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by such Underwriter without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus and (ii) “issuer information”, as used in this Section 6(b), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.
          7. Expenses. The Company agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all expenses, costs, fees and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the Stock and any stamp duties or other taxes payable in that connection, and the preparation and printing of certificates for the Stock; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Writing Prospectus and any amendment or supplement thereto (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, or any document incorporated by reference therein, all as provided in this Agreement; (d) the production and distribution of this Agreement, any supplemental agreement among Underwriters, and any other related documents in connection with the offering, purchase, sale and delivery of the Stock; (e) the inclusion of the Stock on The NASDAQ Global Select Market and/or any other exchange; (f) the qualification of the Stock under the securities laws of the several jurisdictions as provided in Section 6(a)(x) and the preparation, printing and distribution of a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); (g) the preparation, printing and distribution of one or more versions of the Preliminary Prospectus and the Prospectus for distribution in Canada, often in the form of a Canadian “wrapper” (including related fees and expenses of Canadian counsel to the Underwriters); (h) the investor presentations on any “road show” undertaken in connection with the marketing of the Stock, including, without limitation, expenses associated with any electronic road show, travel and lodging expenses of the representatives and officers of the Company and the cost of any aircraft chartered in connection with the road show (it being agreed that the Underwriters will reimburse the Company for one half the cost of any such aircraft); and (i) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that, except as provided in this Section 7 and in Section 12, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Stock which they may sell and the expenses of advertising any offering of the Stock made by the Underwriters.
          8. Conditions of Underwriters’ Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its respective obligations hereunder, and to each of the following additional terms and conditions:
     (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 6(a)(i). The Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with; and the Commission shall not have notified the Company of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto.
     (b) No Underwriter shall have discovered and disclosed to the Company on or prior to such Delivery Date that the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Latham & Watkins LLP, counsel for the

Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.
     (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Stock, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.
     (d) Fenwick & West LLP shall have furnished to the Representatives its written opinion, as counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit B.
     (e) The Representatives shall have received from Latham & Watkins LLP, counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Stock, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.
     (f) At the time of execution of this Agreement, the Representatives shall have received from Deloitte & Touche LLP a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings, including pro forma financial statements ordinarily covered in connection with accountants’ “comfort letters” to underwriters in connection with an acquisition.
     (g) At the time of execution of this Agreement, the Representatives shall have received from KPMG LLP a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.
     (h) At the time of execution of this Agreement, the Representatives shall have received from PriceWaterhouseCoopers LLP a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent accountants with respect to Lion/Stove Luxembourg Investment 2 S.a.r.l. within the applicable rules and regulations adopted by the American Institute of Certified Public Accountants (the “AICPA”), and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.
     (i) With respect to the letters of Deloitte & Touche LLP, KPMG LLP and PriceWaterhouseCoopers LLP referred to in paragraphs (f), (g) and (h) of this Section and delivered to the Representatives concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to the Representatives a letter (the “bring-down letter”) of each such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.
     (j) The Company shall have furnished to the Representatives a certificate, dated such Delivery Date, of its Chief Executive Officer and its Chief Financial Officer stating as to such matters as the Representatives may reasonably request, including, without limitation, a statement that:
     (i) The representations, warranties and agreements of the Company in Sections 1 and 2 are true and correct on and as of such Delivery Date, and the Company has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date;

     (ii) No stop order suspending the effectiveness of the Registration Statement has been issued; no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened; and the Commission shall not have notified the Company of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto; and
     (iii) They have examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, (A) (1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on the applicable Delivery Date, and (3) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth.
     (k) (i) neither the Company nor any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company and its subsidiaries taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, individually or in aggregate, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.
     (l) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on The New York Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market, The NASDAQ Capital Market, or The American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a general moratorium on commercial banking activities shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.
     (m) The NASDAQ Global Select Market shall have approved the Stock for inclusion, subject only to official notice of issuance.
     (n) The Lock-Up Agreements between the Representatives and the officers and directors of the Company set forth on Schedule II, delivered to the Representatives on or before the date of this Agreement, shall be in full force and effect on such Delivery Date.
     (o) On or prior to each Delivery Date, the Company shall have furnished to the Underwriters such further certificates and documents as the Representatives may reasonably request.
     All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.
     9. Indemnification and Contribution.
     (a) The Company hereby agrees to indemnify and hold harmless each Underwriter, its affiliates, directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Underwriter, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by any Underwriter, (D) any materials or information provided to investors by, or with approval of, the Company in connection with the marketing of the offering of the Stock, including any “road show” (as defined in Rule 433 under the Securities Act) not constituting an Issuer Free Writing Prospectus (“Marketing Materials”) or (E) any Blue Sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company for use therein) specifically for the purpose of qualifying any or all of the Stock under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”) or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials or any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter and each such affiliate, director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, affiliate, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials or any Blue Sky Application, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 9(e). The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any affiliate, director, officer, employee or controlling person of that Underwriter.
     (b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its respective directors, officers and employees, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials or Blue Sky Application, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials or Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 9(e). The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person.

     (c) Promptly after receipt by an indemnified party under this Section 9 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 9 except to the extent it has been materially prejudiced (through the forfeiture of substantive rights and defenses) by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 9. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 9 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 9 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party. No indemnifying party shall (x) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, or (y) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing clause (y), if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 9, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.
     (d) If the indemnification provided for in this Section 9 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 9(a), 9(b) or 9(c) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other, from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the             shares of the Stock purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 9(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 9(d) shall be deemed to include, for purposes of this Section 9(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the net proceeds from the sale of the Stock underwritten by it exceeds the amount of any damages that such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 9(d) are several in proportion to their respective underwriting obligations and not joint.
     (e) The Underwriters severally confirm and the Company acknowledges and agrees that [the concession and reallowance figures and] the paragraph relating to stabilization by the Underwriters appearing under the caption “Underwriting” in the most recent Preliminary Prospectus and the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials.
     10. Defaulting Underwriters.
     (a) If, on any Delivery Date, any Underwriter defaults its obligations to purchase the Stock that it has agreed to purchase under this Agreement, the remaining non-defaulting Underwriters may in their discretion arrange for the purchase of such Stock by the non-defaulting Underwriters or other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Stock, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Stock on such terms. In the event that within the respective prescribed periods, the non-defaulting Underwriters notify the Company that they have so arranged for the purchase of such Stock, or the Company notifies the non-defaulting Underwriters that it has so arranged for the purchase of such Stock, either the non-defaulting Underwriters or the Company may postpone such Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement, the Prospectus or in any such other document or arrangement that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I hereto that, pursuant to this Section 10, purchases Stock that a defaulting Underwriter agreed but failed to purchase.
     (b) If, after giving effect to any arrangements for the purchase of the Stock of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the total number of shares of the Stock that remains unpurchased does not exceed one-eleventh of the total number of shares of all the Stock, then the Company shall have the right to require each non-defaulting Underwriter to purchase the total number of shares of Stock that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the total number of shares of Stock that such Underwriter agreed to purchase hereunder) of the Stock of such defaulting Underwriter or Underwriters for which such arrangements have not been made; provided that the non-defaulting Underwriters shall not be obligated to purchase more than 110% of the total number of shares of Stock that it agreed to purchase on such Delivery Date pursuant to the terms of Section 3.
     (c) If, after giving effect to any arrangements for the purchase of the Stock of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the total number of shares of Stock that remains unpurchased exceeds one-eleventh of the total number of shares of all the Stock, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Sections 9 and 12 and except that the provisions of Section 9 shall not terminate and shall remain in effect.
     (d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.
          11. Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Sections 8(k) and 8(l) shall have occurred or if the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement.
          12. Reimbursement of Underwriters’ Expenses. If (a) the Company shall fail to tender the Stock for delivery to the Underwriters for any reason or (b) the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement, the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel for the Underwriters) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Company shall pay the full amount thereof to the Representatives. If this Agreement is terminated pursuant to this Section 12 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.
          13. Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.
          14. No Fiduciary Duty. The Company acknowledges and agrees that in connection with this offering, sale of the Stock or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (a) no fiduciary or agency relationship between the Company and any other person, on the one hand, and the Underwriters, on the other, exists; (b) the Underwriters are not acting as advisors, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the public offering price of the Stock, and such relationship between the Company, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (c) any duties and obligations that the Underwriters may have to the Company shall be limited to those duties and obligations specifically stated herein; and (d) the Underwriters and their respective affiliates may have interests that differ from those of the Company. The Company hereby waives any claims that the Company may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.
          15. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:
     (a) if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: 646-834-8133), Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, Attention: Syndicate Department, and BMO Capital Markets Corp., 3 Times Square, 27th Floor, New York, New York 10036, Attention: Lori Begley, with copies to Latham & Watkins LLP, Attention: Ian Schuman (Fax 212-751-4864), and, in the case of any notice pursuant to Section 9(c), to the Director of Litigation, Office of the General Counsel, Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, Attention: ECM Legal; and BMO Capital Markets Corp., 3 Times Square, 27th Floor, New York, New York 10036, Attention: Lori Begley.
     (b) if to the Company, shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Stephen Kim, Senior Vice President, General Counsel, Diamond Foods, Inc. 600 Montgomery Street, 17th Floor, San Francisco, CA 94111 (Fax: 209-933-6861), with a copy to Fenwick & West LLP, Attention: Horace Nash (Fax: 650-938-5200).

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Barclays Capital Inc. on behalf of the Representatives.
          16. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act, and (b) the indemnity agreement of the Underwriters contained in Section 9(b) of this Agreement shall be deemed to be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 16, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.
          17. Survival. The respective indemnities, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.
          18. Definition of the Terms “Business Day”, “Affiliate” and “Subsidiary”. For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close ,and (b) “affiliate” and “subsidiary” have the meaning set forth in Rule 405 under the Securities Act.
          19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
          20. Waiver of Jury Trial. The Company and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
          21. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.
          22. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

     If the foregoing correctly sets forth the agreement between the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours, DIAMOND FOODS, INC.
By:	/s/ Steven M. Neil
	Name:	Steven M. Neil
	Title:	Chief Financial and Administrative Officer, Executive Vice President

Accepted:
For themselves and as Representatives
of the several Underwriters named
in Schedule I hereto

By:	Barclays Capital Inc.

By:	/s/ Nisha McGreevy

Authorized Representative

By:	Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	/s/ Brian Callaci

Authorized Representative

By:	BMO Capital Markets Corp.

By:	/s/ Alexander Jacobs

Authorized Representative

SCHEDULE I

Number of Shares of
Underwriters	Firm Stock
Barclays Capital Inc.	1,890,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,530,000
BMO Capital Markets Corp.	495,000
SunTrust Robinson Humphrey, Inc.	270,000

KeyBanc Capital Markets Inc.	135,000

Rabo Securities USA, Inc.	180,000

Total	4,500,000

SCHEDULE II
PERSONS DELIVERING LOCK-UP AGREEMENTS
Michael J. Mendes
Steven M. Neil
Lloyd Johnson
Andrew Burke
Linda Segre
Stephen Kim
John J. Gilbert
Joseph P. Silveira
Robert M. Lea
Laurence M. Baer
Ed Blechschmidt
Dennis Mussell
Glen C. Warren, Jr.
Robert J. Zollars

SCHEDULE III
ISSUER FREE WRITING PROSPECTUSES
Electronic Road Show
Issuer Free Writing Prospectus filed March 3, 2010

SCHEDULE IV
ORALLY CONVEYED PRICING INFORMATION
1.     The initial price to the public of the Stock is $37.00.
2.     4,500,000 shares of common stock offered.

EXHIBIT A
LOCK-UP LETTER AGREEMENT
Barclays Capital Inc.
Merrill Lynch, Pierce Fenner & Smith Incorporated
As Representatives of the several
  Underwriters named in Schedule I,
c/o Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019
Ladies and Gentlemen:
          The undersigned understands that you and certain other firms (the “Underwriters”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by the Underwriters of shares (the “Stock”) of Common Stock, par value $0.001 per share (the “Common Stock”), of Diamond Foods, Inc., a Delaware corporation (the “Company”), and that the Underwriters propose to reoffer the Stock to the public (the “Offering”).
          In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Barclays Capital Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of Common Stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Common Stock, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or any other securities of the Company or (4) publicly disclose the intention to do any of the foregoing, for a period commencing on the date hereof and ending on the 90th day after the date of the Prospectus relating to the Offering (such 90-day period, the “Lock-Up Period”); provided, however, that this Lock-Up Letter Agreement shall not apply to (i) any bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth in this Lock-Up Letter Agreement, (ii) any transfer to any trust for the direct or indirect benefit of the transferor or the immediate family of the transferor or to any corporation, limited

Exhibit A-1

or general partnership, or limited liability company, the equity interests of which are owned entirely by the transferor or the immediate family of the transferor, provided that the trustee of the trust, or such corporation, limited or general partnership or limited liability company, agrees in writing that such trust, corporation, limited or general partnership or limited liability company is bound by the restrictions set forth in this Lock-Up Letter Agreement, and provided further that any such transfer shall not involve a disposition for value (for purposes of this Lock-Up Letter Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin), (iii) any transfer that results or occurs pursuant to the terms set forth in the Stock Withholding Agreement between the undersigned and the Company, if applicable, or (iv) any transfer that occurs by operation of law.
          Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Lock-Up Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless the Representatives waive such extension in writing. The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Letter Agreement during the period from the date of this Lock-Up Letter Agreement to and including the 34th day following the expiration of the Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as such may have been extended pursuant to this paragraph) has expired.
          In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.
          It is understood that, if the Company notifies the Underwriters that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Stock, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.
          The undersigned understands that the Company and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.
          Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Exhibit A-2

     [Signature page follows]

Exhibit A-3

          The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,
By:
Name:
Title:

Dated:

Exhibit A-4

EXHIBIT B
[Begins on following page]

Exhibit B-1

March [10], 2010
Barclays Capital Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
BMO Capital Markets
As Representatives of the several Underwriters
c/o Barclays Capital Inc.
  745 Seventh Avenue
New York, New York 10019

Re:	Diamond Foods, Inc. — Common Stock
Ladies and Gentlemen:
     At the request of Diamond Foods, Inc., a Delaware corporation (the “Company”), this opinion is furnished to you pursuant to Section 8(d) of that certain Underwriting Agreement (the “Underwriting Agreement”), dated March 4, 2010, between the Company and the several underwriters listed in Schedule I thereto (the “Underwriters”) concerning the sale to the Underwriters, by the Company, of up to 4,500,000 shares (the “Firm Stock”) and an option to purchase up to 675,000 shares (the “Option Stock”) of common stock of the Company, par value $0.001 per share (the Firm Stock together with the Option Stock are collectively referred to as the “Securities”).
     We advise you that we have represented the Company in connection with the preparation of:
     (i) the registration statement on Form S-3 (File No. 333-162221) filed with the Securities and Exchange Commission (“Commission”) on September 30, 2009 (“Initial Registration Statement”) (the term “Registration Statement” refers to the Initial Registration Statement, all amendments and exhibits thereto, and the documents incorporated by reference therein (“Incorporated Documents”) at the time the Initial Registration Statement became effective, and the information deemed to be part of the Initial Registration Statement at the time it became effective pursuant to Rule 430B under the Securities Act of 1933, as amended (“Securities Act”));
     (ii) the base prospectus included within the Registration Statement at the time of effectiveness of the Registration Statement (the “Base Prospectus”);
     (iii) the preliminary prospectus supplement filed with the Commission on March 1, 2010 pursuant to Rule 424(b) under the Securities Act after the Registration Statement

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became effective (including the documents incorporated by reference therein, the “Preliminary Prospectus Supplement”);
     (iv) the free writing prospectus filed with the Commission on March 3, 2010 pursuant to Rule 433 under the Securities Act (the “Free Writing Prospectus”);
     (v) the final prospectus supplement relating to the offer and sale of the Securities filed with the Commission on March 4, 2010 pursuant to Rule 424(b) under the Securities Act (together with the Base Prospectus and including the documents incorporated by reference therein, the “Prospectus”); and
     (vi) the Company’s sale of the Securities to the Underwriters pursuant to the Underwriting Agreement.
     To render this opinion, we have examined the documents and relied on the telephonic confirmations listed on Exhibit A below. In our examination of documents for purposes of this opinion, we have assumed, and we express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies thereof, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us, the legal capacity of all persons or entities executing and delivering the same (other than the Company in connection with the execution, delivery and performance of the Underwriting Agreement), and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof (except for the due authorization, execution and delivery by the Company of the Underwriting Agreement).
     As to matters of fact relevant to this opinion, we have relied solely upon: (a) our actual knowledge; (b) our examination of the documents referred to above and in Exhibit A, and have assumed the current accuracy and completeness of the information included in the documents referred to above; (c) the representations and warranties of the Company set forth in the Underwriting Agreement; (d) the representations and warranties of the Company set forth in the Closing Documents; (e) the representations and warranties of the Underwriters set forth in the cross-receipts acknowledging receipt of the Securities delivered on the date of this opinion (the “Initial Delivery Date”); and (f) the representations and warranties made by representatives of the Company including, without limitation, those set forth in the Management Certificate (defined below). We have made no attempt to verify the accuracy of any of such information, representations or warranties or to determine the existence or non-existence of any factual matters.
     As used in this opinion, the phrases “to our knowledge,” “known to us” or words of similar import refer only to the actual knowledge of those attorneys in this firm who are currently involved in the substantive legal representation of the Company. We have made no independent

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investigation of such matters other than our examination of those specific documents that this opinion states we have examined.
     Where statements in our opinion are conditioned upon certain events and conditions having a “Material Adverse Effect” on the Company or Diamond Nut of California, Inc., those statements involve judgments and opinions as to whether or not such events or conditions have a Material Adverse Effect, as such term is defined in the Underwriting Agreement. Such judgments and opinions regarding those events and conditions are entirely those of the Company and their officers after having been advised by us as to the legal effect and consequences of such events and conditions.
     For the purposes of this opinion, we are also assuming that each of the Underwriters: (a) has all requisite power and authority, and has taken all actions necessary, to authorize such Underwriter to enter into, execute, deliver and perform all of its obligations under the Underwriting Agreement and the cross-receipts acknowledging receipt of the Securities delivered at the Initial Delivery Date and signed by or on behalf of such Underwriter; (b) has duly executed and delivered each of the agreements, documents and certificates referred to in the immediately preceding clause, and that each of such agreements, documents and certificates is the valid and binding obligation of such Underwriter, enforceable against such Underwriter in accordance with its respective terms; and (c) has fully paid all required consideration for its portion of the Securities as provided in the Underwriting Agreement and has performed in all material respects all the other obligations that it is to perform at or before the Initial Delivery Date.
     We are admitted to practice law in the State of California. This opinion is limited to the laws of the State of California, the federal laws of the United States of America, and the Delaware General Corporation Law (the “DGCL”). No opinion is expressed herein regarding any statutes, laws, rules or regulations concerning the issuance or sale of securities other than the federal securities laws of the United States of America. We disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental body. Our opinions are limited to such laws, statutes, rules, regulations, judgments, orders, writs and decrees, and to such governmental filings, authorizations, approvals, consents, license, orders, registrations, and qualifications, as in our experience are typically applicable to transactions of the nature provided for in the Underwriting Agreement.
     We express no opinion as to whether the laws of any particular jurisdiction apply nor to the extent that the laws of any jurisdiction, other than those identified above, are applicable to the subject matter hereof. Our opinions assume, with your permission, that the internal laws of the State of California as applied to contracts made between California residents present in California when such a contract was entered into (without regard to laws regarding choice of law or conflict of laws) exclusively apply to and govern all agreements executed and entered into by the Company on or before the Initial Delivery Date or pursuant to the Underwriting Agreement.

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We render no opinion as to the enforceability of any such agreements under any law other than the above-mentioned laws of the State of California, and, except as specifically set forth herein, we render no opinion as to the enforceability of any agreement.
     In rendering the opinions expressed herein, we have not caused the search of any docket of any court, tribunal, agency or similar authority.
     With respect to our opinions in paragraph 1 regarding the corporate good standings of the Company and Diamond Nut of California, Inc., we have relied solely upon the certificates and facsimile or telephonic notices listed in clause (vi) on Exhibit A and upon representations made by the Company in the Management Certificate.
     In connection with the opinion set forth in paragraph 4 regarding governmental compliance and violations of laws and governmental directives and paragraph 7 regarding descriptions of legal matters, this opinion is qualified by, and we render no opinion respect to, or as to the effect of, the compliance or noncompliance of the Company or the Underwriters with (a) applicable antifraud statutes, (b) applicable state or foreign “blue sky” securities laws and (c) the rules and regulations of the Financial Industry Regulatory Authority, Inc. with respect to the underwriting terms and arrangements in connection with the offering of the Securities pursuant to the Underwriting Agreement.
     In connection with the opinion set forth in paragraph 4 below regarding the interpretation or breach of contracts and agreements, this opinion is qualified by, and we render no opinion respect to, or as to the effect of, the following:
     (a) bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the relief of debtors or the rights and remedies of creditors generally, including without limitation the effect of statutory or other law regarding fraudulent conveyances, preferential transfers and equitable subordination;
     (b) general principles of equity, including but not limited to judicial decisions holding that certain provisions are unenforceable when their enforcement would violate the implied covenant of good faith and fair dealing, or would be commercially unreasonable or involve undue delay, whether or not such principles or decisions have been codified by statute;
     (c) Section 1670.5 of the California Civil Code or any other law or equitable principle which provides that a court may refuse to enforce, or may limit the application of, a contract or any clause thereof that the court finds to have been unconscionable at the time it was made, unconscionable in performance or contrary to public policy;

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     (d) the enforceability of the provisions relating to indemnity and contribution for liabilities arising under the Securities Act or indemnifying or absolving a party from its own negligence or wrongful conduct;
     (e) any provision of any agreement purporting to (i) exclude conflict of law principles under any law or (ii) select certain courts as the venue, or establish a particular jurisdiction as the forum, for the adjudication of any controversy;
     (f) judicial decisions, that may permit the introduction of extrinsic evidence to modify the terms or the interpretation of any agreement;
     (g) the tax or accounting consequences of any transaction contemplated in connection with any agreement under applicable tax laws and regulations and under applicable accounting rules, regulations, releases, statements, interpretations or technical bulletins;
     (h) a provision of any agreement purporting to (i) waive rights to trial by jury, service of process or objections to the laying of venue or forum in connection with any litigation arising out of or pertaining to the agreement, (ii) change or waive the rules of evidence, make determinations conclusive or fix the method or quantum of proof (iii) limit the effect of waivers by trade practice or course of conduct or (iv) waive the statute of limitations;
     (i) statutes or public policy principles that limit waivers of broadly or vaguely stated rights, the benefits of statutory, regulatory or constitutional rights, unknown future defenses or rights to damages;
     (j) provisions stating that rights set forth in any agreement may only be waived in writing if an implied agreement by trade practice or course of conduct has given rise to a waiver;
     (k) any provisions of an agreement providing that (i) rights or remedies are not exclusive, (ii) rights or remedies may be exercised without notice, (iii) every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, (iv) the election of a particular remedy or remedies does not preclude recourse to one or more other remedies, (v) liquidated damages are to be paid upon the breach of the agreement or (vi) the failure to exercise, or any delay in exercising, rights or remedies available under the agreement will not operate as a waiver of any such right or remedy;
     (l) the indemnification and contribution provisions of an agreement to the extent enforcement of such provisions are contrary to public policy or indemnify a party against liability for future conduct or the party’s own fraud or wrongful or negligent acts or omissions;

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     (m) arbitration provisions where they are included as a result of unequal bargaining power among the parties, constitute a contract of adhesion, are otherwise unconscionable, amount to an impermissible waiver of the right to trial by jury, provide for judicial review of an arbitration award on the merits or otherwise purport to override or contravene a provision of the California Arbitration Act or other law on arbitration enacted primarily for a public purpose; and
     (n) Section 1717 of the California Civil Code on the mutuality of attorneys fees provisions that purport to benefit less than all the parties thereto.
     Our opinion rendered in paragraph 6 below that the Registration Statement and the Preliminary Prospectus Supplement appeared on their face to be appropriately responsive to Regulation S-K, means that such documents on their face appear to contain the kinds of disclosures that are required by the Securities Act, the regulations under the Securities Act and the regulations under Securities Exchange Act of 1934, as amended, to be disclosed in a registration statement or prospectus of that type. For purposes of the opinion rendered in paragraph 6, we assume that the statements made in the Registration Statement and the Preliminary Prospectus Supplement are correct and complete, and no opinion is rendered as to the sufficiency or adequacy of such disclosure, nor that the substance of the disclosure therein is true and complete.
     Except to the extent set forth in paragraph 7 regarding descriptions of legal matters, for purposes of this opinion and the accompanying statement we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Preliminary Prospectus Supplement, the Free Writing Prospectus or the Prospectus.
     In rendering the opinions below, we are opining only as to the specific legal issues expressly set forth herein, and no opinion shall be inferred as to any other matters.
     This opinion letter is to be interpreted in accordance with customary practices of lawyers rendering opinions to third parties in transactions of the type provided for in the Transaction Documents.
     Based upon the foregoing, and subject to the assumptions and qualifications referred to herein, it is our opinion as of the time of delivery of this letter on the Initial Delivery Date, unless otherwise indicated below, as follows.
1.	The Company has been duly incorporated, is validly existing and is in good standing as a corporation under the laws of Delaware. The Company is duly qualified to do business as a foreign corporation, in good standing, under the laws of the States of California and Alabama. Diamond Nut of California, Inc. (“Diamond of California”) has been duly incorporated, is validly existing and is in good standing as a

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corporation under the laws of the State of California. Diamond of California is duly qualified to do business as a foreign corporation, in good standing, under the laws of the State of Alabama. Each of the Company and Diamond of California has all corporate power and corporate authority necessary to conduct its current business as described in the Registration Statement, the Preliminary Prospectus Supplement or the Prospectus.

2.	The Securities to be issued and sold by the Company to the Underwriters under the Underwriting Agreement have been duly authorized and, upon payment and delivery at the Initial Delivery Date in accordance with the Underwriting Agreement, will be validly issued, fully paid and non-assessable and free of preemptive rights set forth in the Certificate of Incorporation.

3.	The Underwriting Agreement has been duly and validly authorized, executed and delivered by the Company.

4.	Subject to customary assumptions and qualifications, the execution and delivery of the Underwriting Agreement and the issuance and sale of the Securities by the Company to you and the other Underwriters pursuant to the Underwriting Agreement do not on the date hereof:
a.	violate the Company’s Certificate of Incorporation or Bylaws;

b.	result in the breach of or a default under any of the agreements of the Company or its subsidiaries that are listed on Exhibit B;

c.	violate (i) any United States federal or California State statute, rule or regulation, (ii) court or governmental orders, writs, judgments or decrees specifically listed in Exhibit C, or (iii) any provision of the DGCL; or

d.	require any consents, approvals, or authorizations to be obtained by the Company from, or any registrations, declarations or filings to be made by the Company with, any United States federal or California State court or governmental authority under any United States federal or California State statute, rule or regulation applicable to the Company or under any provision of the DGCL, that have not been obtained or made.
5.	Based solely on a Notice of Effectiveness on file with the Commission, the Registration Statement became effective on January 25, 2010. The Preliminary Prospectus Supplement was filed with the Commission pursuant to subparagraph 5 of Rule 424(b) under the Securities Act on March 1, 2010. The Free Writing Prospectus was filed with the Commission pursuant to Rule 433 under the Securities Act on March 3, 2010. The final prospectus supplement was filed with the Commission

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pursuant to Rule 424(b) under the Securities Act on March 4, 2010. To our knowledge, based solely upon the oral notifications by a member of the Staff of the Commission listed on Exhibit A hereto, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding or examination for such purpose has been instituted or threatened by the Commission.

6.	The Registration Statement, the Preliminary Prospectus Supplement and the Prospectus, as of their respective dates, each appeared on their face to be appropriately responsive to Regulation S-K; it being understood, however, that we express no view with respect to Regulation S-T or the financial statements, schedules, or other financial data included in, incorporated by reference in or omitted from, the Registration Statement, the Preliminary Prospectus Supplement or the Prospectus.

7.	The statements made in each of the Preliminary Prospectus Supplement and the Prospectus under the caption “Description of Securities to be Registered — Common Stock,” insofar as they purport to constitute summaries of the terms of the Company’s common stock (including the Securities), constitute accurate summaries of the terms of such common stock in all material respects.

8.	Upon the sale of the Securities on the Initial Delivery Date hereof pursuant to the Underwriting Agreement and the application of the proceeds thereof in accordance with the section of the Prospectus entitled “Use of Proceeds” (assuming such application occurs immediately after the Initial Delivery Date), the Company will not be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
     In addition, we have participated in conferences with certain officers and other representatives of the Company, counsel for the Underwriters and the independent registered public accountants of the Company, at which conferences the contents of the Registration Statement and the Prospectus, any amendment or supplement thereto, and related matters, were reviewed and discussed. Although we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (other than to the extent set forth in Paragraphs 6 and 7 above), no facts have come to our attention that have caused us to believe that:
     (a) the Registration Statement, at the time the Initial Registration Statement became effective, and on the date of the Prospectus (including the information deemed to be part of the Registration Statement pursuant to Rule 430B under the Securities Act), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;
     (b) the Preliminary Prospectus Supplement together with the Incorporated Documents as of the Applicable Time, as such term is defined in the Underwriting

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Agreement, and each document that the Company has identified to us as an “issuer free writing prospectus” (as defined in Rules 433 and 405 under the Securities Act) that is described on Exhibit D, when taken together with the information included in Schedule III to the Underwriting Agreement, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or
     (c) the Prospectus, as of its date or as of the Initial Delivery Date (together with the Incorporated Documents as of such dates), contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;
except that in each subpart (a), (b) and (c) of this paragraph we express no opinion with respect to the financial statements and schedules or other financial data contained or incorporated by reference in or omitted from the Registration Statement, the Prospectus or the Preliminary Prospectus Supplement.

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This opinion and the accompanying statement are furnished to you by us as counsel for the Company at the Company’s request. This opinion is intended solely for your use for the purpose of the transactions provided for in the Underwriting Agreement and is not to be relied upon by you for any other purpose or made available to or relied upon by any other person or entity, whether or not named in the Underwriting Agreement, without our prior written consent. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not they would affect or modify the opinions expressed herein.
Very truly yours,
Fenwick & West LLP

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Exhibit A
Description of Review
(i)	The executed Underwriting Agreement.

(ii)	The following organizational documents of the Company:
•	Amended and Restated Certificate of Incorporation, certified by the Delaware Secretary of State on July 20, 2005 (the “Certificate of Incorporation”);

•	Diamond Foods Restated Bylaws, certified by the Company Secretary on March [10], 2010 (the “Bylaws”);

•	all minutes of meetings and actions by written consent of the stockholders and Board of Directors of Diamond Foods that are contained in the minute books of Diamond Foods that are in our possession; and
(iii)	The following documents of Diamond Nut of California, Inc.:
•	a copy of the Articles of Incorporation of Diamond Nut Company of California, Inc., as originally filed with the California Secretary of State on July 23, 1998, and any subsequent amendments filed with the California Secretary of State;

•	a copy of Diamond Nut Company’s Bylaws, certified by the Secretary of Diamond Nut Company on March [10], 2010;

•	all minutes of meetings and actions by written consent of the stockholders and Board of Directors of Diamond Nut Company that are contained in the minute books of Diamond Nut Company that are in our possession; and
(iv)	A Management Certificate addressed to us and dated the date hereof executed by Diamond Foods containing certain factual and other representations (“Management Certificate”).

(v)	The certificates and documents delivered by or on behalf of the Company, and those received from Barclays Capital, Inc., as a representative of the Underwriters, at the Initial Delivery Date (together, the “Closing Documents”).

(vi)	Certificates of good standing or status regarding the Company and Diamond Nut Company, and telephonic or facsimile “bring-down” notices with respect to such certificates.

(vii)	The NASDAQ Stock Market Notification: Listing of Additional Shares of Diamond Foods, submitted March 1, 2010, and related correspondence.

(viii)	The Diamond Foods form of stock certificate.

(ix)	The Diamond Foods Registration Statement on Form S-3 (Registration Number 333-162221) and all amendments thereto on file with the Commission.

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(x)	The prospectus prepared in connection with the Form S-3 Registration Statement.

(xi)	Copies of the documents filed as exhibits to the Form S-3 Registration Statement.

(xii)	The preliminary prospectus supplement filed with the Commission under Rule 424(b)(5) on March 1, 2010.

(xiii)	The free-writing prospectus filed with the Commission pursuant to Rule 433 under the Securities Act on March 3, 2010.

(xiv)	Telephonic notifications by a member of the Staff of the Commission that the Form S-3 Registration Statement has been declared effective under the Securities Act, and oral notification that no stop order suspending the effectiveness of the Form S-3 Registration Statement has been issued.

(xv)	Draft of Resolutions for the Company’s Board of Directors meeting dated February 25, 2010.

(xvi)	Questionnaires received from all of the directors and officers of Diamond Foods.

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Exhibit B
Specified Contracts (Exchange Act exhibits)
•	Asset Purchase Agreement, dated August 13, 2008, between the Company and General Mills, Inc.

•	Form of Indemnity Agreement between the Company and each of its directors and executive officers in the form incorporated by reference from the Company’s 10-K filed September 30, 2009 (Exhibit 10.01).

•	2005 Equity Incentive Plan and forms of stock option agreement, stock option exercise agreement and restricted stock purchase agreement in the form incorporated by reference from the Company’s 10-K filed September 30, 2009 (Exhibit 10.02)

•	2005 Employee Stock Purchase Plan and form of subscription agreement in the form incorporated by reference from the Company’s 10-K filed September 30, 2009 (Exhibit 10.03)

•	Diamond Walnut Growers, Inc. 401(k) Plan in the form incorporated by reference from the Company’s 10-K filed September 30, 2009 (Exhibit 10.04)

•	Diamond Walnut Growers, Inc. Retirement Restoration Plan in the form incorporated by reference from the Company’s 10-K filed September 30, 2009 (Exhibit 10.05)

•	Diamond of California Management Pension Plan in the form incorporated by reference from the Company’s 10-K filed September 30, 2009 (Exhibit 10.06)

•	Diamond Walnut Growers, Inc. Pension Plan, as restated in the form incorporated by reference from the Company’s 10-K filed September 30, 2009 (Exhibit 10.07)

•	Employment Agreement, dated March 25, 1997, between the Company and Michael J. Mendes incorporated by reference from the Company’s 10-K filed September 30, 2009 (Exhibit 10.08)

•	Description of Director Compensation Arrangements in the form incorporated by reference from the Company’s 10-K filed September 30, 2009 (Exhibit 10.09)

•	Form of Walnut Purchase Agreement in the form incorporated by reference from the Company’s 10-K filed September 30, 2009 (Exhibit 10.10)

•	Trademark Agreement, dated July 1, 2002, between the Company and Blue Diamond Growers incorporated by reference from the Company’s 10-K filed September 30, 2009 (Exhibit 10.11)

•	Rights Agreement, dated as of April 29, 2005, by and between the Company and EquiServe Trust Company, N.A. in the form incorporated by reference from the Company’s 10-K filed September 30, 2009 (Exhibit 10.12)

•	Form of Change of Control and Retention Agreement between the Company and each of its executive officers in the form incorporated by reference from the Company’s 10-K filed September 30, 2009 (Exhibit 10.13)

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•	Amendment to the Company Pension Plan in the form incorporated by reference from the Company’s 10-K filed September 30, 2009 (Exhibit 10.14)

•	Form of Tax Withholding Agreement in the form incorporated by reference from the Company’s 10-K filed September 30, 2009 (Exhibit 10.15)

•	Form of Stock Withholding Agreement in the form incorporated by reference from the Company’s 10-K filed September 30, 2009 (Exhibit 10.16)

•	Offer Letter between Steven Neil and the Company in the form incorporated by reference from the Company’s 10-K filed September 30, 2009 (Exhibit 10.17)

•	Offer Letter between Lloyd Johnson and the Company in the form incorporated by reference from the Company’s 10-K filed September 30, 2009 (Exhibit 10.18)

•	Credit Agreement between the Company and Bank of America, N.A. dated September 15, 2008 incorporated by reference from the Company’s 10-K filed September 30, 2009 (Exhibit 10.19)

•	Offer Letter between Linda Segre and the Company in the form incorporated by reference from the Company’s 10-K filed September 30, 2009 (Exhibit 10.20)

•	Agreement Relating to the Sale and Purchase of the Issued CPECS and Entire Issued Share Capital of Lion/Stove Luxembourg Investment 2 S.À.R.L. between Lion/Stove Luxembourg Investment S. À.R.L. as Seller and DFKA LTD as Buyer and Diamond Foods, Inc. as Guarantor dated February 25, 2010.

•	Credit Agreement among Diamond Foods, Inc. and Bank of America, N.A. and Barclays Capital, and Bank of Montreal dated February 25, 2010.

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Exhibit C
Specified Rules and Regulations
None.

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Exhibit D
Issuer Free Writing Prospectus
1.	Electronic Road Show.

2.	The Free Writing Prospectus filed March 3, 2010.